AMENDMENT NO. 6 TO THE
CREDIT AGREEMENT

Dated as of February 27, 2007

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT among Chemtura Corporation, a Delaware corporation (the “Company”), the guarantors parties thereto (the “Guarantors”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Company, the Guarantors, the Lenders and the Agent have entered into a Credit Agreement dated as of July 1, 2005, as amended and restated by Amendment No. 1 dated as of December 12, 2005 and further amended by Amendment No. 2 dated as of December 31, 2005, Amendment No. 3 dated as of December 31, 2005, Amendment No. 4 dated as of May 9, 2006, Amendment No. 5 dated as of December 14, 2006 and the Letter Waiver dated as of March 16, 2006 (as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Company, the Guarantors and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

(3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Company and the Company, the Guarantors and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1.  Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 5.03(a) is amended by deleting the table and substituting therefor the following:

Quarter Ending On	Ratio
June 30, 2005	4.00 : 1.00
September 30, 2005	4.00 : 1.00
December 31, 2005	3.25 : 1.00
March 31, 2006	3.25 : 1.00
June 30, 2006	3.25 : 1.00
September 30, 2006	3.25 : 1.00
December 31, 2006	3.00 : 1.00
March 31, 2007	3.70 :1.00
June 30, 2007	3.70 :1.00
September 30, 2007	3.50 :1.00
December 31, 2007 and thereafter	3.00 :1.00

(b) Section 5.03(b) is amended by deleting the table and substituting therefor the following:

Quarter Ending On	Ratio
June 30, 2005	3.75 : 1.00
September 30, 2005	3.75 : 1.00
December 31, 2005	4.00 : 1.00
March 31, 2006	4.00 : 1.00
June 30, 2006	4.00 : 1.00
September 30, 2006	4.00 : 1.00
December 31, 2006	4.00 : 1.00
March 31, 2007	3.80 : 1.00
June 30, 2007	4.00 : 1.00
September 30, 2007	4.25 : 1.00
December 31, 2007 and thereafter	4.50 : 1.00

; provided that, if on any date prior to June 30, 2007, the Company shall sell the Purchased Assets (as such term is defined in the Asset Purchase and Sale Agreement by and among the Company, various subsidiaries of the Company and Lion Copolymer, LLC, dated as of February 3, 2007, which is an exhibit to the Company’s Form 8-K filed on February 5, 2007) to any person other than a wholly owned subsidiary of the Company, this Agreement shall, effective as of such date and without any further action by the parties to this Agreement, be amended as follows:

(i) Section 5.03(a) is amended by deleting the ratio “3.50 : 1.00” opposite the date September 30, 2007 in the table and substituting therefor the ratio “3.00 : 1.00”; and

(ii) Section 5.03(b) is amended by deleting the ratio “4.25 : 1.00” opposite the date September 30, 2007 in the table and substituting therefor the ratio “4.50 : 1.00”.

SECTION 2.  Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company, each Guarantor and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the Company shall have paid to the Agent a fee for the account of each Lender that has executed this Amendment before 5:00 p.m. (New York time) on February 27, 2007, (each, an “Approving Lender”) in an amount equal to 0.10% of the aggregate Revolving Credit Commitments of the Approving Lenders. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 3.  Representations and Warranties of the Company. The Company represents and warrants as follows:

(a)  Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company, limited partnership, unlimited liability company or other legal entity duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, except where the failure to be so duly organized, validly existing or in good standing in the case of a Subsidiary organized outside of the United States has not had, or could not reasonably be expected to have, a Material Adverse Effect, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate, limited liability company, partnership, unlimited liability company or other organizational (as applicable) power and authority and has all applicable governmental authorizations to own or lease and operate its properties and to carry on its business.

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(b)  The execution, delivery and performance by the Company of this Amendment and the Credit Agreement, as amended hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to the Company, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment and the Credit Agreement, as amended hereby, except for those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given, waived or made and are in full force and effect.

(d)  This Amendment has been duly executed and delivered by each Loan Party. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of the Company, enforceable against each Loan Party in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)  There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement, as amended hereby, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation.

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(f) No Default has occurred and is continuing.

SECTION 4.  Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)  The Credit Agreement and the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 5.  Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6.  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION

By: _____________________________________
Name:
Title:

A & M CLEANING PRODUCTS, LLC
AQUA CLEAR INDUSTRIES, LLC
ASCK, INC.
ASEPSIS, INC.
BIOLAB TEXTILE ADDITIVES, LLC
BIO-LAB, INC.
CNK CHEMICAL REALTY CORPORATION
CROMPTON COLORS INCORPORATED
CROMPTON HOLDING CORPORATION
CROMPTON MONOCHEM, INC.
GREAT LAKES CHEMICAL CORPORATION
GREAT LAKES CHEMICAL GLOBAL, INC.
GT SEED TREATMENT, INC.
HOMECARE LABS, INC.
ISCI, INC.
KEM MANUFACTURING CORPORATION
MONOCHEM, INC.
NAUGATUCK TREATMENT COMPANY
RECREATIONAL WATER PRODUCTS, INC.
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)
WEBER CITY ROAD LLC
WRL OF INDIANA, INC.
CHEMTURA CORPORATION

By:_______________________
Name: Eric Wisnefsky
Title: Treasurer

ENENCO, INCORPORATED

By:_______________________
Name: Barry J. Shainman
Title: Secretary

Accepted and agreed: CITIBANK, N.A., as Agent and as a Lender By: ___________________ Name: Title:
BANK OF AMERICA, N.A. By: ___________________ Name: Title:
ABN AMRO BANK N.V. By: ___________________ Name: Title: By: ___________________ Name: Title:
CREDIT SUISSE, CAYMAN ISLANDS BRANCH By: ___________________ Name: Title: By: ___________________ Name: Title:
MORGAN STANLEY BANK, as a Lender By: ___________________ Name: Title:

THE ROYAL BANK OF SCOTLAND PLC, as a Lender By: ___________________ Name: Title:
WACHOVIA BANK, NATIONAL ASSOCIATION By: ___________________ Name: Title:
CALYON NEW YORK BRANCH By: ___________________ Name: Title:
DEUTSCHE BANK AG NEW YORK BRANCH By: ___________________ Name: Title: By: ___________________ Name: Title:
ING CAPITAL LLC By: ___________________ Name: Title:
SUMITOMO MITSUI BANKING CORP., NEW YORK By: ___________________ Name: Title:

BANCA INTESA S.P.A. NEW YORK BRANCH By: ___________________ Name: Title: By: ___________________ Name: Title:
BANCA NAZIONALE DEL LAVOR SPA, NEW YORK BRANCH By: ___________________ Name: Title:
BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, f.k.a. BANK OF TOKYO-MITSUBISHI TRUST COMPANY By: ___________________ Name: Title:
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES By: ___________________ Name: Title: By: ___________________ Name: Title: